Exhibit 99.3

ACADIA REALTY TRUST
RENT SPREADS ON CORE PORTFOLIO NEW AND RENEWAL LEASES
FORM 10-K

	As Reported		As Corrected
	Year ended December 31, 2016		Year ended December 31, 2016
Core Portfolio New and Renewal Leases	Cash Basis	Straight-Line Basis	Cash Basis	Straight-Line Basis
Number of new and renewal leases executed	63		65
Gross leasable area	390,521		395,447
New base rent	$23.17	$24.54	$26.69	$29.58
Previous base rent	$21.36	$20.96	$23.73	$23.33
Percentage growth in base rent	8.5%	17.1%	12.5%	26.8%
Average cost per square foot	$11.46		$14.49
Weighted average lease term (years)	5.8		5.9